EXHIBIT 99.2

MAX RE CAPITAL LTD.
ANNOUNCES DIVIDEND

Hamilton, Bermuda, May 2, 2006. Max Re Capital Ltd. (NASDAQ: MXRE; BSX: MXRE BH). At a meeting of the Board of Directors of Max Re Capital Ltd. held on April 28, 2006, the Board of Directors declared a dividend of $0.05 per share.

The dividend is payable on May 26, 2006 to shareholders of record on May 12, 2006.

Max Re Capital Ltd. through its principal operating subsidiaries, Max Re Ltd., Max Insurance Europe Limited and Max Re Europe Limited, offers customized insurance and reinsurance solutions to property and casualty insurers, life and health insurers and large corporations.

The above remarks about future expectations, plans and prospects from the Company are forward-looking statements for purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those suggested by such statements, including the risk that the final conclusion of the Audit and Risk Management Committee’s investigation announced and updated in press releases dated March 24, 2006 and May 1, 2006, respectively, could result in a restatement of the Company’s financial statements for the years ending December 31, 2001 through 2005 and the risk that the Securities and Exchange Commission may take a different view than that taken by the Audit and Risk Management Committee. For further information regarding cautionary statements and factors affecting future results, please refer to the Company’s Annual Report on Form 10-K for the year ended December 31, 2005 and other documents filed with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statement whether as a result of new information, future developments or otherwise.

Contact Information:

Keith S. Hynes

Executive Vice President & Chief Financial Officer

441-296-8800

keithh@maxre.bm

N. James Tees

Senior Vice President & Treasurer

441-296-8800

jimt@maxre.bm